SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K/A

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 25, 2003



                      HALIFAX CORPORATION
     (Exact name of registrant as specified in its charter)

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
     Virginia           01-08964            54-0829246

 (State or other     (Commission File    (I.R.S. Employer
   jurisdiction          Number)          Identification
of incorporation)                              No.)



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              5250 Cherokee Avenue, Alexandria, VA 22312
           (Address of principal executive offices/Zip Code)

  Registrant's telephone number, including area code:  (703) 750-2202

   Former name or former address, if changed since last report: N/A

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Forward-Looking Statements

     Some of the information in this report on Form 8-K or the documents incorporated by reference in this report on Form 8-K may contain forward-looking statements. You can identify these statements by words or phrases such as "will likely result," "may," "are expected to," "will continue to," "is anticipated," "estimate," "projected," "intends to" or other similar words. These forward-looking statements regarding our business and prospects are based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate. Actual events and results may materially differ from anticipated results described in those statements. Forward-looking statements involve risks and uncertainties described under "Business" in the Halifax Corporation Form 10-K as well as other portions of this report on Form 8-K, which could cause our actual results to differ materially from historical earnings and those presently anticipated. When considering forward-looking statements, you should keep those risk factors in mind as well as the other cautionary statements in this report on Form 8-K. You should not place undue reliance on any forward-looking statement.

Item 5.  Other Events.

     On July 25, 2003, the Company issued the attached press release announcing (i) the execution of a non-binding letter of intent to acquire a non-public company that serves the enterprise maintenance solutions marketplace; and (ii) its completed private placement of $1.2 million of common stock to certain members of the board and management and others.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

          None.

     (b)  Pro-forma financial information.

          None.

     (c)  Exhibits.

          The following exhibit is filed herewith:

Exhibit
Number    Description

99.1      Press Release dated July 25, 2003



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                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         HALIFAX CORPORATION



Date:  July 25, 2003          By: /s/ Joseph Sciacca
                              Name: Joseph Sciacca
                              Title: Chief Financial Officer


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                             EXHIBIT INDEX


Exhibit
Number    Description

99.1      Press Release, dated July 25, 2003